Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Jun 30, 2001
Payment Date	Jul 16, 2001

Calculation of Interest Expense

Index (LIBOR)	3.980000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 16, 2001 Jun 15, 2001 31
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	93,105,241	68,927,920	6,520,209	17,738,305
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	4.220000%	4.605000%	5.010000%
Interest/Yield Payable on the Principal Balance	338,334	273,328	28,129
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	338,334	273,328	28,129
Interest/Yield Paid	338,334	273,328	28,129

Summary

Beginning Security Balance	93,105,241	68,927,920	6,520,209	17,738,305
Beginning Adjusted Balance	93,105,241	68,927,920	6,520,209
Principal Paid	4,284,296	3,171,700	300,026	854,952
Ending Security Balance	88,820,945	65,756,219	6,220,183	16,922,164
Ending Adjusted Balance	88,820,945	65,756,219	6,220,183
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	88,859,756	65,756,219	6,220,183
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			5,385,612
Ending OC Amount as Holdback Amount				16,922,164
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.4511121	$1.5873070	$0.9282362
Principal Paid per $1000	$5.7123945	$18.4191287	$9.9005310